SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[X]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]     Definitive Information Statement
                             E-TREND NETWORKS, INC.
                (Name of Registrant As Specified in its Charter)

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

                             E-TREND NETWORKS, INC.
                              5919 3rd Street S.E.
                         Calgary, Alberta T2H 1K3 Canada

                              INFORMATION STATEMENT
               CORPORATE ACTION TO BE TAKEN EFFECTIVE MAY 6, 2001

                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders on or about April 16, 2001, in connection with corporate action to be taken effective May 6, 2001. Stockholders of E-Trend Networks, Inc. (the "Company") have removed certain directors of the Company and amended a provision of the Company's Bylaws.

**We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.**

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Stockholders of the Company have removed directors of the Company and amended the Bylaws of the Company by means of a written consent dated April 5, 2001. On that date, 4,825,273 shares of Common Stock were issued and outstanding.

Voting Rights and Requirements

Consent from the holders of a majority of the shares outstanding was required to take these actions.

Principal Security Holders

The following table sets forth information, as April 5, 2001, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock and by directors and officers of the Company, both individually and as a group:


                                                    Shares Owned Beneficially and
Beneficial Owners                                             of Record                  Percent of Class (1)<F1>

VHQ Entertainment Inc.                                        2,000,000                         41.43%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Web Capital Ventures Inc.                                      500,000                          10.36%
1400 West Cypress Creek Road
Fort Lauderdale, FL 33309

Gregg C. Johnson                                               252,700                           5.24%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Trevor M. Hillman                                              250,000                           5.18%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Martin McDonough                                               110,000                           2.28%
9116 Deni Dr NE
Lacey, WA 98516




E-Trend Networks, Inc. Information Statement - Page 1 of 2


                                                    Shares Owned Beneficially and
Beneficial Owners                                             of Record                  Percent of Class (1)

Leonard Wayne Voth                                             54,360                            1.13%
4422 Stone Crescent
West Vancouver, BC V7V 1B7 Canada

Howard Bolinger                                                16,667                            0.34%
2506 - 21st Avenue SW
Calgary, AB T3E 7H3 Canada

Paul Miller                                                    33,334                            0.69%
PO Box 191027
San Francisco, CA 94119

Caroline Armstrong                                               --                               --
#210 - 259 Midpark Way SE
Calgary, AB T2X 1M2 Canada

William Christie                                                 --                               --
55 Walls Drive, Suite 401
Fairfield, CT 06430-1869

Roy T. Grant                                                     --                               --
8701 Bluffstone #6207
Austin, TX 78759

Timothy J. Sebastian                                             --                               --
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Donald Spear                                                     --                               --
3450 SW Cascade Terrace
West Linn, OR 97068

Officers and directors as a group                              717,061                          14.86%
(11 persons)
----------

(1)<F1>   Based on 4,825,273 shares outstanding.

Changes in Control

No arrangements are known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

REMOVAL OF DIRECTORS AND AMENDMENT OF BYLAWS

The following directors have been removed: Paul Miller, Donald Spear, Roy Grant, Martin McDonough, and William Christie. In addition, Section 3.2 of the Company's Bylaws has been amended to state as follows:

         3.2      NUMBER OF DIRECTORS

         The Board of Directors shall consist of at least three (3) directors, and thereafter shall consist of such number as many be fixed from time to time by resolution of the Board or the stockholders.



E-Trend Networks, Inc. Information Statement - Page 2 of 2